RE:LAUNCH
                           MARKETING SERVICES AGREEMENT:
               WEB SITE DESIGN, CREATIVE SERVICE, AND CONSULTING


This agreement, effective this 1st day of May, 1999, by and between The Free Software Club at 600 Bancroft Way, Berkeley, CA 94710 USA, hereinafter referred to as "Company," and Re:Launch, a marketing consulting and selling group, with a principal office located at 600 Bancroft Way, Berkeley, CA 94710 USA, hereinafter referred to as "Re:Launch."

It is mutually agreed that:

1.  Purpose of the Agreement

    The purpose of this agreement is to provide an arrangement for internet marketing and design services for Company as described herein.

2)  Scope of Work:

    This scope of work outline is based on our initial information and may be added to at a future date. It will include the following:

    2.1  Website Design and Maintenance

         a) Site Plan and Strategy - consulting with Company and its staff to develop a web strategy, outlining the purposes and functions of the site.
         b) Graphic Design and Copy writing - designing the overall look and feel of the site, and all copy writing for each of the pages.
         c) Continued site development and integration - providing the ongoing changes necessary to improve the site, link to search engines, and keep the site up-to-date.

    2.2  Consulting and Promotion

         a) Consulting - Strategic planning and consulting for human resources, operations, finance, and sales and marketing. Assist with business plan development.
         b) Marketing Promotion - creating an ongoing company promotion, including outlining budgets and forecasts for each activity. The marketing programs includes, website promotion, developing strategies for cross-promotion with strategic partners, improved search engine listings, opt-in email programs, online and offline marketing, and other strategies as outlined and approved in the future.

    2.3  Creative Services

         a) Company Identity Kit - Creative design for company identity kit including letterhead, portfolios, envelopes, and business cards.
         b) Graphic Design and Copy writing - Company marketing materials as needed including collateral brochures, direct mail, opt-in email etc..

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3.  Fees & Commissions

The following fee covers the cost of Re:Launch's efforts for the scope of work described above:

    $15,000 per month fee

Exclusions: Fees and commissions do not include the out-of-pocket costs, including but not limited to cost of additional marketing programs such additional costs for marketing promotion materials.

4.  Schedule & Approval Milestones

Approvals will be given at appropriate stages of development of each project phase. These approvals constitute authorization to proceed to project completion.

Re:Launch is not liable for delays or postponements caused by events beyond the scope of Re:Launch's control which may include, but not be limited to: product development delays, client requested Author's Changes, delays caused by Company's failure to meet any Production Schedule milestones, power failures, Acts of God such as inclement weather or earthquake, or civil upheaval such as riot or insurrection.


5.  Billing Terms

Payments for marketing and creative services are due according to the following schedule:

    a) 50% of the first month's fee is due upon signature of this agreement. The 50% balance will be billed immediately and due in 30 days.
    b) Subsequent monthly billings will be billed on the first of each month and due on Net 30 terms.
    c) Payment for any additional production costs that are purchased for the project and billed through Re:Launch, are due as follows,: When each production item is ordered, Re:Launch will submit an invoice for the total amount due. Payment of this invoice is due on Net 30 terms.
    d) A finance charge of 1.5% per month or 18% per year will be applied to any balance outstanding more than thirty days. Work may be suspended if the payment schedule is not maintained, and may be resumed when progress payments are paid up to date.

6.  Errors or Omissions

Re:Launch takes every precaution and is extremely diligent in its efforts to assure the correct and timely execution of project assignments. However, ultimate responsibility for the accuracy of product or service benefit and feature claims, copy, layout, and photography remains with Company. Therefore,
Re:Launch is not liable for errors or omissions that may be discovered after review of working documents and written approval by Company.

7.  Duration of the Agreement

This Agreement shall continue in full force and effect for one (1) year from the date of its execution, and by mutual agreement by both parties this Agreement may be extended on a month to month basis; however, this Agreement may be terminated as outlined in Section 8 of this Agreement.

8.  Termination

Re:Launch or Company may terminate this agreement for any reason by providing ten (10) days written notice to the other party. Upon termination, Re:Launch will be compensated on pro-rated basis for the monthly fee up until the date of termination.

9.  Assignment of Ownership

Company is granted full rights of ownership for photographs, copy, illustrations, web pages and graphic design created by Re:Launch employees and included in the final published editions of any work provided as part of this agreement. This work for hire ownership is valid upon payment in full of all fees and expenses by Company to Re:Launch. This work for hire assignment of ownership does not apply to, and specifically excludes, the following:

Photographs or illustrations created by any third party who is not an employee of Re:Launch. This may include, but not be limited to, stock or original photographs and illustrations.

Re:Launch does not own, nor can it transfer ownership of, or copyright to photographs or illustrations provided by third parties for use by Company.

10. Expenses

Re:Launch shall not incur any expense on behalf of Company without prior written authorization. Re:Launch shall cover all normal expenses of telephone, fax, FedEx and other charges involved in consulting effort. Expenses specifically for Company outside of the normal expenses above will not be incurred without prior authorization from Company. Purchased goods and services are subject to a 20% markup. Such expenses may include some travel and costs to acquire specific data from trade or research organizations.

11. Confidentiality

Re:Launch agrees that during the term of this Agreement or at any time thereafter it will not disclose to any firm or to any person any confidential information concerning the business or affairs of Company or any confidential information concerning the product manufactured or offered for sale by Company which may have been acquired in the course of the performance of this contract.

12. General Provisions

    12.1 Any notice or communication required or permitted hereunder shall be in writing and transmitted by mail or courier.

    12.2 Re:Launch agrees that in all matters relating to this Agreement it shall be acting as an independent contractor; that neither Re:Launch nor its employees are employees of Company under the meaning or application of any Federal or state Unemployment Law, Old Age Benefit Law, other Social Security Laws, any Workman's Compensation, Industrial Law, or otherwise; and that Re:Launch hereby agrees to assume all liabilities or obligations imposed by any or more of such laws, with respect to employees of Re:Launch in the performance of this Agreement.

    12.3 This contract will be governed by California law and any disputes arising out of or relating to this agreement shall be filed only in the federal or state courts in the state of California.

    12.4 This Agreement may be amended or assigned only in writing, and upon mutual consent of the parties hereto.

    12.5 If any action in law or equity, including an action of declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fee, which may be set by the Court in the action, or in a separate action brought for that purpose in addition to any other relief to which the prevailing party may be entitled.

This agreement contains the entire agreement between the parties hereto and supersedes any and all other agreements whether written or oral between the parties relating to the same and agreed by the parties. No modification or amendment shall be effective unless in writing and executed by both parties.


IN WITNESS WHEREOF, the parties have executed this Agreement in their names, by their proper and duly authorized officers or representatives, as of this ________ day of _____________, 1999.


Re:Launch                                 The Free Software Club

/s/ Richard Miles                         /s/ Richard Miles
-------------------------------           --------------------------------
Richard Miles                             Richard Miles
Authorized Signature                      Authorized Signature

President                                 Secretary/Treasurer
-------------------------------           --------------------------------
Title                                     Title

/s/ John Collins                          /s/ John Collins
-------------------------------           --------------------------------
John Collins                              John Collins
Authorized Signature                      Authorized Signature

Vice President                            President
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Title                                     Title